Exhibit 10.1

AMENDMENT NO. 4 TO SENIOR SECURED TERM LOAN FACILITY AGREEMENT

AND
AMENDMENT NO. 2 TO PLEDGE AND SECURITY AGREEMENT

AMENDMENT NO. 4 TO SENIOR SECURED TERM LOAN FACILITY AGREEMENT AND AMENDMENT NO. 2 TO PLEDGE AND SECURITY AGREEMENT, dated as of October 16, 2015 (this “Amendment”), is made with reference to (i) that certain Senior Secured Term Loan Facility Agreement dated as of February 15, 2013 by and among Ocwen Loan Servicing, LLC, a Delaware limited liability company (the “Borrower”), Ocwen Financial Corporation, a Florida corporation (the “Parent”), certain subsidiaries of the Parent (the “Subsidiary Guarantors”), the Lenders party thereto, and Barclays Bank PLC, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent (in such capacity, the “Collateral Agent”) (as amended by Amendment No. 1 to Senior Secured Term Loan Facility Agreement and Amendment No. 1 to Pledge and Security Agreement, dated as of September 23, 2013 (“Amendment No. 1”), as further amended by Amendment No. 2 to Senior Secured Term Loan Facility Agreement, dated as of March 2, 2015, as further amended by Amendment No. 3 to the Senior Secured Term Loan Facility Agreement, dated as of April 17, 2015 the “Credit Agreement”), and (ii) that certain Pledge and Security Agreement, dated as of February 15, 2013, among the Borrower, the Parent, the Subsidiary Guarantors and the Collateral Agent (as amended by Amendment No. 1, the “Security Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Credit Agreement.

RECITALS

The Borrower has requested that the Required Lenders and the Administrative Agent agree to amend certain provisions of the Credit Agreement and the Security Agreement, in accordance with the requirements of Section 10.05 of the Credit Agreement, and the Required Lenders and the Administrative Agent are willing to so agree subject to the terms and conditions contained in this Amendment.

Subject to the terms and conditions set forth herein, on the Amendment No. 4 Effective Date (as defined below), each Lender delivering an executed signature page to this Amendment to the Administrative Agent at or prior to 12:00 noon, New York City time, on October 16, 2015 (each a “Consenting Lender”) has consented to this Amendment and the amendments set forth herein.

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Required Lenders and the Administrative Agent hereby agree as follows:

1.            Amendments to the Credit Agreement.

(a)           Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Amendment No. 4 Effective Date” means October 20, 2015.

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“Designated Jurisdiction” means each jurisdiction approved by the Administrative Agent (such approval not to be unreasonably withheld).

“Designated Subsidiary” means any Foreign Subsidiary organized under the laws of any Designated Jurisdiction that is designated as a Subsidiary Guarantor pursuant to Section 5.10 by notice in writing to the Administrative Agent.

“Specified Loan Value” means (a) the fair value of all receivables evidencing loans made to unaffiliated third parties held by Parent and its Subsidiaries on a consolidated basis less (b) the aggregate outstanding amount of Indebtedness under any repurchase agreement or other financing agreement that is secured by and attributable to such loans.

(b)           The definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety, and replaced with the following:

“Applicable Margin” means (i) with respect to Initial Term Loans that are Eurodollar Rate Loans, (x) prior to the Amendment No. 4 Effective Date, 3.75%, and (y) on or after the Amendment No. 4 Effective Date, 4.25% per annum; and (ii) with respect to Initial Term Loans that are Base Rate Loans, (x) prior to the Amendment No. 4 Effective Date, 2.75%, and (y) on or after the Amendment No. 4 Effective Date 3.25% per annum. Nothing in this definition shall limit the right of the Administrative Agent or any Lender under Section 2.07 or Article VIII and the provisions of this definition shall survive the termination of this Agreement.

(c)           The definition of “Core Business Activities” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety, and replaced with the following:

“Core Business Activities” means (v) loan servicing and collection activities and ancillary services directly related thereto (including, but not limited to, the making of servicer advances and financing of advances), (w) asset management for investors that are not a part of the Parent’s consolidated group and management of loans, real estate owned and securities portfolios for investors that are not a part of the Parent’s consolidated group, (x) originating, acquiring, investing in, pooling, securitizing and/or selling Servicing Advances, MSRs, residential and commercial mortgage loans (including reverse mortgage loans) or other loans, leases, mortgage-backed securities and other mortgaged related securities or derivatives, consumer receivables, REO Assets or Residual Interests and other similar assets (or any interests in any of the foregoing), (y) providing warehouse financings to third-party mortgage originators, and (z) support services to third-party lending and loan investment and servicing businesses (including any due diligence services, loan underwriting services, real estate title services, provision of broker-price opinions and other valuation services), collection of consumer receivables, bankruptcy assistance and solution activities, and the provision of technological support products and services related to the foregoing; and businesses that are reasonably related, ancillary or complementary thereto or reasonable developments or extensions thereof; provided, however, that Parent, the Borrower and each of their respective Affiliates may be permitted to make material changes to their Core Business Activities insofar as these changes relate to originating, acquiring, securitizing and/or selling loans that are purchased, insured, guaranteed or securitized by any Specified Government Entity.

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(d)           The definition of “Grantor” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety, and replaced with the following:

“Grantor” shall mean “Grantor” as defined in the Security Agreement and each Designated Subsidiary that grants a lien pursuant to any Security Document.

(e)           The definition of “LTV Ratio” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety, and replaced with the following:

“LTV Ratio” means the loan-to-value ratio as of the last day of any Fiscal Quarter of (i) the aggregate principal amount of the Loans then outstanding, to (ii) the sum of (A) Specified Net Servicing Advances, plus (B) Specified Deferred Servicing Fees that are subject to a valid and perfected First Priority Lien in favor of the Collateral Agent for the benefit of the Lenders, plus (C) Specified MSR Value of all Specified MSRs that are subject to a valid and perfected First Priority Lien in favor of the Collateral Agent for the benefit of the Lenders, plus (D) the greater of zero and the result of (x) all unrestricted Cash and Cash Equivalents that are subject to a valid and perfected First Priority Lien in favor of the Collateral Agent for the benefit of the Lenders, minus (y) $50,000,000, plus (E) Advance Facility Reserves, plus (F) Specified Loan Value, plus (G) without duplication of clause (D), the fair value of marketable securities held by Parent and its Subsidiaries that are subject to a valid and perfected First Priority Lien in favor of the Collateral Agent for the benefit of the Lenders as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered to the Lenders pursuant to Section 5.01(b) or (c).  For the avoidance of doubt, the Specified MSR Value in clause (C) shall only include rights to payment under those Servicing Agreements for which an acknowledgement agreement from the relevant Specified Government Entity of the type set forth in Section 5.15(c) has been obtained.

(f)           The definition of “Subsidiary Guarantor” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety, and replaced with the following:

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“Subsidiary Guarantor” means (i) each Material Subsidiary of Parent or the Borrower; provided that an Excluded Subsidiary shall not be required to be a Subsidiary Guarantor and (ii) each Designated Subsidiary of Parent or the Borrower.

(g)           The definition of and “Specified Whole Loan Value” in Section 1.01 of the Credit Agreement are hereby deleted in their entirety.

(h)           Section 1.02 of the Credit Agreement is hereby amended by adding the following language at the end of such Section:

“Notwithstanding anything to the contrary in this Agreement or any other Loan Document, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to any change to Capital Lease accounting rules from those in effect on the Amendment No. 4 Effective Date pursuant to Accounting Standards Codification 840 and other lease accounting guidance as in effect on the Amendment No. 4 Effective Date.”

(i)            Section 2.08 of the Credit Agreement is hereby amended by adding the following clause (c) to the end of such Section

(c) On March 31, 2017, the Borrower shall pay to the Lenders fees in an amount equal to, in the aggregate, 3.00% of the total outstanding amount of the Initial Term Loans on such date. Such fees will be in all respects fully earned, due and payable on such date and non-refundable and non-creditable thereafter.

(j)           The third sentence of Section 2.12(b) of the Credit Agreement is hereby amended by deleting “provided that, (x) so long as no Event of Default shall have occurred and be Continuing at the time of receipt of such proceeds and (y) upon written notice to the Administrative Agent, directly or through one or more of its Subsidiaries, the Borrower shall have the option to invest up to 25% of such Net Cash Proceeds within one hundred twenty (120) days of receipt thereof in assets of the general type used in the business of the Borrower and its Subsidiaries (provided that if, prior to the expiration of such one hundred twenty (120) day period, the Borrower, directly or through its Subsidiaries, shall have entered into a binding agreement providing for such investment on or prior to the expiration of an additional ninety (90) day period, such one hundred twenty (120) day period shall be extended to the date provided for such investment in such binding agreement)” in the third sentence of such section.

(k)           Section 2.22(a)(y) of the Credit Agreement is hereby deleted in its entirety, and replaced with the following:

(y) such amount that, both before and after giving effect to the making of any Series of New Term Loans or increase in Initial Term Loans (1) during the period prior to June 30, 2017, the LTV Ratio does not exceed a percentage equal to 35% and (2) beginning June 30, 2017, the Borrower shall be in compliance with a Corporate Leverage Ratio as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(b) or (c) that is 0.50x lower than the Corporate Leverage Ratio for the relevant period set forth in Section 6.07(b) (i.e., if the required ratio in Section 6.07(b) is 4.00 to 1.0 the requirement to incur Indebtedness under this clause (y)(2) shall be 3.50 to 1.0).

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(l)           Clause (i) of Section 5.01(m) of the Credit Agreement is hereby amended by adding the phrase “or any other Security Documents” following the reference to “under the Security Agreement” in such Section.

(m)         Section 5.10(a) of the Credit Agreement is hereby amended by adding the following language at the end of such Section:

“In the event that the Borrower wishes to designate any Designated Subsidiary as a Subsidiary Guarantor it shall, on the date of such designation, deliver to the Administrative Agent and Collateral Agent (i) a Counterpart Agreement with such changes as maybe requested by or acceptable to the Administrative Agent, (ii) a Pledge Supplement to the Security Agreement or such other agreements, documents and instruments as the Administrative Agent may reasonably request in order to grant and perfect a First Priority Lien in favor of the Collateral Agent in substantially all assets of such Designated Subsidiary, and (iii) all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.01(b), (f) and (g) or equivalent in any applicable foreign jurisdiction, including a customary opinion of counsel from the jurisdiction of organization of such Designated Subsidiary, in each case, in form and substance reasonably acceptable to the Administrative Agent.”

(n)           Section 5.10(c) of the Credit Agreement is hereby amended by adding the phrase “and any Subsidiary that was designated as a Designated Subsidiary” following the reference to “With respect to each new Subsidiary” in such Section.

(o)           Section 6.01(o) of the Credit Agreement is hereby deleted in its entirety, and replaced with the following:

(o) Junior Indebtedness of Parent or its Subsidiaries; provided that (i) no Default or Event of Default shall exist before or after giving effect to the incurrence of such Indebtedness and (ii) on a pro forma basis after giving effect to the incurrence of such Junior Indebtedness and any Permitted Acquisitions consummated with the proceeds of such Indebtedness (calculated in accordance with Section 6.07(e)) as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered to the Lenders pursuant to Section 5.01(b) or (c), (x) the Parent and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.07 and (y) beginning June 30, 2017, the Corporate Leverage Ratio of the Parent and its Subsidiaries shall not exceed 4.00 to 1.00.

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(p)           Clause (ii) of the proviso to Section 6.04(c) of the Credit Agreement is hereby deleted in its entirety, and replaced with the following:

(ii) the Parent shall be in compliance, on a pro forma basis after giving effect to such Restricted Junior Payment as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(b) or (c), with (x) during the period prior to June 30, 2017, Section 6.07(c) and (y) beginning June 30, 2017, Section 6.07(b);

(q)           Section 6.06(d) of the Credit Agreement is hereby amended by replacing the references to “$40,000,000” and “$20,000,000” with “$100,000,000” and “$50,000,000”, respectively.

(r)            Section 6.06(e) of the Credit Agreement is hereby deleted in its entirety, and replaced with the following:

(e) (x) Consolidated Capital Expenditures with respect to the Borrower and its Subsidiaries not in excess of (i) $30,000,000 for each Fiscal Year plus (ii) if, on a pro forma basis after giving effect to such expenditures as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(b) or (c), the Parent is in compliance with (I) during the period prior to June 30, 2017, Section 6.07(c) and (II) beginning June 30, 2017, Section 6.07(b); (1) the Available Amount and (2) the aggregate amount of Net Cash Proceeds of equity contributions to, or the sale of equity by, Parent received from and after the Closing Date, in each case that is Not Otherwise Applied; provided that the amount in clause (i) for any Fiscal Year shall be increased by an amount equal to the excess, if any, of such amount for the immediately preceding Fiscal Year over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year and (y) Investments described in clause (i) of the proviso to the definition of “Consolidated Capital Expenditures”;

(s)           Section 6.06(j) of the Credit Agreement is hereby delete in its entirety, and replaced with the following:

(j)           other Investments by Parent and its Subsidiaries in an aggregate amount not to exceed the sum of (i) $20,000,000 during the term of this Agreement and (ii) if, on a pro forma basis after giving effect to such Investment as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(b) or (c), the Parent is in compliance with (I) during the period prior to June 30, 2017, Section 6.07(c) and (II) beginning June 30, 2017, Section 6.07(b), (1) the Available Amount and (2) the aggregate amount of Net Cash Proceeds of equity contributions to, or the sale of equity by, Parent received from and after the Closing Date, in each case that is Not Otherwise Applied;

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(t)           Section 6.06 of the Credit Agreement is amended to (i) delete the “and” at the end of clause (r), (ii) rename the existing clause (s) as clause (t) and (iii) adding the new clause (s) in proper order:

(s)           Investments in securities after the Amendment No. 4 Effective Date in an aggregate amount not exceeding $150,000,000 at any one time; and

(u)           Sections 6.07(a), (b), (c) and (d) of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

(a)           Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, 2017, to be less than 4.00 to 1.00.

(b)           Corporate Leverage Ratio. Permit the Corporate Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, 2017 to be less than 3.50 to 1.00.

(c)           Consolidated Total Debt to Consolidated Tangible Net Worth. Permit Consolidated Total Debt to Consolidated Tangible Net Worth as of the last day of any Fiscal Quarter set forth below to exceed the ratio set forth below opposite such Fiscal Quarter:

Fiscal Quarter	Consolidated Total Debt to Consolidated Tangible Net Worth
September 30, 2015	5.00 to 1.00
December 31, 2015	4.50 to 1.00
March 31, 2016	4.00 to 1.00
June 30, 2016	4.00 to 1.00
September 30, 2016 and thereafter	3.50 to 1.00

(d)           LTV Ratio. Permit the LTV Ratio as of the last day of any Fiscal Quarter set forth below to exceed the percentage set forth below opposite such Fiscal Quarter:

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Fiscal Quarter	LTV Ratio
September 30, 2015	50%
December 31, 2015	40%
March 31, 2016	40%
June 30, 2016	40%
September 30, 2016	40%
December 31, 2016	30%
March 31, 2017	30%
June 30, 2017	30%
September 30, 2017	30%
December 31, 2017 and thereafter	25%

(v)           The Compliance Certificate (Exhibit C to the Credit Agreement) is hereby amended in its entirety and replaced with the form attached hereto as Annex A.

2.             Amendments to the Security Agreement.

(a)           Section 1.1 of the Security Agreement is hereby amended by adding the following definition in the appropriate alphabetical order:

“Excluded Homeward Assets” shall mean any assets of Homeward and its Subsidiaries as set forth in Schedule 2.2 hereto as such schedule may be updated from time to time pursuant to Section 14.”

(b)           The definition of “Excluded MSRs” in Section 1.1 of the Security Agreement is hereby deleted in its entirety.

(c)           Section 2.2(j) of the Security Agreement is hereby amended by replacing (i) each reference to “Excluded MSRs” with “Excluded Homeward Assets” and (ii) the phrase “Fannie Mae or Freddie Mac” with the phrase “Fannie Mae, Freddie Mac or any state regulatory agency with authority over Homeward and its Subsidiaries.

(d)           Section 14 of the Security Agreement is hereby deleted in its entirety, and replaced with the following:

Section 14.           UPDATES TO EXCLUDED HOMEWARD ASSETS

At any time, the Borrower shall have the right to deliver to the Collateral Agent an update to the version of Schedule 2.2 hereto then in effect to reflect amendments to the Excluded Homeward Assets; provided that (i) the Parent shall be in pro forma compliance with the financial covenant set forth in Section 6.07 of the Credit Agreement after giving effect to the release of such Excluded Homeward Assets as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered to the Lenders pursuant to Section 5.01(b) or (c) of the Credit Agreement, (ii) no Default or Event of Default shall have occurred and be Continuing or would result from such release, (iii) such Excluded Homeward Assets and, if applicable, the related deferred servicing fees are necessary for Homeward to be in compliance with the minimum tangible net worth restrictions of Fannie Mae, Freddie Mac or any state regulatory agency with authority over Homeward and its Subsidiaries, as applicable, on a pro forma basis after giving effect to the release of such Excluded Homeward Assets and (iv) the Administrative Agent and Collateral Agent shall have received an officer certificate certifying to the effect set forth in clauses (i), (ii) and (iii) above, together with supporting documentation as reasonably requested by the Administrative Agent or the Collateral Agent. The updated version of Schedule 2.2 shall include information of the type substantially similar to the information included on Schedule 2.2 on the date hereof.

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3.           Conditions. Sections 1 and 2 of this Amendment shall become effective as of the Amendment No. 4 Effective Date when, and only when:

(a)           the Administrative Agent (or its counsel) shall have received from the Required Lenders, the Borrower and the Loan Parties either (i) a counterpart of this Amendment signed on behalf of such Person or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or pdf transmission of a signed signature page of this Amendment) that such Person has signed a counterpart of this Amendment;

(b)           the Administrative Agent shall have received a certificate of an Authorized Officer of the Parent certifying that immediately before and after giving effect to this Amendment, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties (x) of each Loan Party set forth in the Loan Documents and (y) in Section 4 of this Amendment, in each case, are true and correct in all material respects as of the Amendment No. 4 Effective Date (or in the case of Section 4.24 of the Credit Agreement with respect to Schedules 1.01(e)(A) and 1.01(e)(B), as of the date of the most recent delivery prior to the Amendment No. 4 Effective Date of updated Schedules 1.01(e)(A) and 1.01(e)(B) pursuant to Section 5.01(m) of the Credit Agreement); it being understood that, to the extent that any such representation and warranty specifically refers to an earlier date, it shall be true and correct in all material respects as of such earlier date and any such representation and warranty that is qualified as to “materiality,” “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein);

(c)           the Borrower shall have paid to the Administrative Agent (x) all fees in the amounts previously agreed in writing and in accordance with Section 6 below to be paid on the Amendment No. 4 Effective Date, including, without limitation, the arrangement fee as separately agreed to between the Borrower and Barclays Bank PLC, (y) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent (including, without limitation the fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent) incurred in connection with the preparation, execution and delivery of this Amendment and (z) for the ratable account of each Consenting Lender, an amount equal to 0.75% of the outstanding principal amount of such Consenting Lender’s Loans on the Amendment No. 4 Effective Date (after giving effect to the Voluntary Prepayment Reduction (as defined below)); and

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(d)           the Borrower shall have taken all actions necessary pursuant to Section 2.11 of the Credit Agreement to voluntary prepay the Loans outstanding under the Credit Agreement on or prior to the Amendment No. 4 Effective Date in an aggregate principal amount of $50,000,000, including, without limitation, providing one Business Day’s written notice of prepayment to the Administrative Agent (the “Voluntary Prepayment Reduction”).

The effectiveness of this Amendment (other than Sections 7, 8 and 9 hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section 4 hereof.

4.           Representations and Warranties. In order to induce the Lenders party hereto to enter into this Amendment, the Parent and each other Loan Party hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a)           This Amendment has been duly authorized, executed and delivered by the Loan Parties and constitutes the legal, valid and binding obligations of each of the Loan Parties enforceable against each of the Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b)           On and as of the Amendment No. 4 Effective Date (before and after giving effect to this Amendment), each of the representations and warranties made by the Parent and any other Loan Party contained in Article IV of the Credit Agreement and each other Loan Document is true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects on and as of the Amendment No. 4 Effective Date (before and after giving effect to this Amendment), as if made on and as of such date and except to the extent that such representations and warranties specifically relate to an earlier date); and

(c)           No Default or Event of Default has occurred and is continuing.

5.            Credit Agreement. The Credit Agreement and the other Loan Documents shall in all other respects remain in full force and effect, and no amendment, consent, waiver, or other modification herein in respect of any term or condition of any Loan Document shall be deemed to be an amendment, consent, waiver, or other modification in respect of any other term or condition of any Loan Document. Each Loan Party hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and (ii) its guarantee of the Obligations under the Guaranty, as applicable, and its grant of Liens on the Collateral to secure the Obligations pursuant to the Security Documents.

6.           Fees and Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment (including, without limitation, the reasonable and documented fees and expenses of Cahill Gordon & Reindel LLP), if any, in accordance with the terms of Section 10.02 of the Credit Agreement.

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7.           Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or pdf or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

8.           Loan Document. This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement.

9.           Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

10.         Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

11.         Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BARCLAYS BANK PLC,
as Administrative Agent and the Collateral Agent

By:	/s/ Jeremy Hazan
Name: Jeremy Hazan
Title: Managing Director
Signature Page to Amendment No. 4

ACKNOWLEDGED AND AGREED TO BY:

OCWEN LOAN SERVICING, LLC, as Borrower

	By:	/s/ Michael R. Bourque, Jr.
Name: Michael R. Bourque, Jr.
Title: Chief Financial Officer

OCWEN FINANCIAL CORPORATION, as Parent

	By:	/s/ Michael R. Bourque, Jr.
Name: Michael R. Bourque, Jr.
Title: Chief Financial Officer

SUBSIDIARY GUARANTORS:

OCWEN MORTGAGE SERVICING, INC.

	By:	/s/ Michael R. Bourque, Jr.
Name: Michael R. Bourque, Jr.
Title: Chief Financial Officer

HOMEWARD RESIDENTIAL HOLDINGS, INC.

	By:	/s/ John V. Britti
Name: John V. Britti
Title: Chief Financial Officer

HOMEWARD RESIDENTIAL, INC.

	By:	/s/ John V. Britti
Name: John V. Britti
Title: Chief Financial Officer
Signature Page to Amendment No. 4